Exhibit 1.4

Search Date and Time: March 29, 2004 08:00 AM Pacific Time

BRITISH COLUMBIA	Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO Box 9341 Stn Prov Govt Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St Victoria BC 250 356-8626

Notice of Alteration
Form 11
BUSINESS CORPORATIONS ACT
SECTION 257

Filed Date and Time: March 31, 2004 11:31 AM Pacific Time
Alteration Date and Time: Notice of Articles Altered on March 31, 2004 11:31 AM Pacific Time

NOTICE OF ALTERATION
Incorporation Number: BC0265693	Name of Company: BRADNER VENTURES LTD.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

AUTHORIZED SHARE STRUCTURE
1.	15,000,000	COMMON SHARES Shares	Without Par Value Without Special Rights or Restrictions Attached

2.	5,000,000	PREFERENCE SHARES Shares	Without Par Value With Special Rights or Restrictions Attached

BRITISH COLUMBIA	Ministry of Finance Corporate and Personal Property Registries www.fin.gov.bc.ca/registries			NOTICE OF ALTERATION FORM 11 - BC COMPANY Section 257 (4) Business Corporations Act

Telephone: 250 356 - 8626
Office Hours: 8:30 - 4:30 (Monday - Friday)

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires this form to be filed on the Internet atwww.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA)

The personal information requested on this form is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the

Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A. INCORPORATION NUMBER OF COMPANY
265693
B. NAME OF COMPANY
BRADNER VENTURES LTD.
C. ALTERATIONS TO THE NOTICE OF ARTICLES Please indicate what information on the Notice of Articles is to be altered or added:
[ ] Company name [ ] A translation of company name [ ] Pre-existing Company Provisions			[ ] Date of a Resolution or Court Order [ x ] Authorized Share Structure
D. ALTERATION EFFECTIVE DATE - Choose one of the following:
[ X ]	The alteration is to take effect at the time that this notice is filed with the registrar.
[ ]	The alteration is to take effect at 12:01 a.m. Pacific Time on _________________ being a date that is not more than ten days after the date of the filing of this notice.
[ ]	The alteration is to take effect at ______________ Pacific Time on _______________ being a date and time that is not more than ten days after the date of the filing of this notice.

E. CHANGE OF COMPANY NAME

The company is to change its name from ________________________________________________

to (choose one of the following):

[ ] _____________________________________________________________. This name has been reserved for the company under the reservation number ______________________ , or

[ ] a name created by adding "B.C. Ltd." after the incorporation number of the company.

F. TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions: Set out every new translation of the company name that the company intends to use outside of Canada.

Changes: Change the following translation(s) of the company name:
previous translation of the company name				new translation of the company name

Deletions: Remove the following translation(s) of the company name:

G. PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act)

Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

[ ] The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.

AUTHORIZED SHARE STRUCTURE Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.
YYYY / MM / DD
2004/03/16
Set out the new authorized share structure
	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number		Kind of shares of this class or series of shares			Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	THERE IS NO MAXIMUM	maximum number of shares authorized	without par value	with a par value of ($)	type of currency	yes	/no
COMMON SHARES		15,000,000	x				x
PREFERENCE SHARES		5,000,000	X			X

I. CERTIFIED CORRECT - I have read this form and found it to be correct.
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	DATE SIGNED
RICHARD COGLON	/s/ Richard Coglon	2004/03/31